                                                                   EXHIBIT 10.37

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FIELD SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    SUBLEASE

THIS SUBLEASE ("SUBLEASE"), dated as of January 1, 2002, is entered into between INTERNATIONAL PAPER COMPANY, a New York corporation having a principal office at 400 Atlantic Street, Stamford, CT 06921 ("IP") and Exult, Inc., a Delaware corporation having a principal office at 4 Park Plaza, Suite 1000, Irvine, CA 92614 ("EXULT").

      WHEREAS, IP leases an approximately 217,743 square foot building located at 4049 Willow Lake Boulevard, Willow Lake Business Park, Memphis, Tennessee 38118 commonly known as Willow Lake Business Park Building Ten (the "Building"), pursuant to a Lease dated September 7, 1999 and Lease Amendment No. 1 dated as of January 1, 2000 by and between AMB Property II, L.P., as landlord (the "Landlord"), and IP, as tenant (collectively the "PRIME LEASE"). A copy of the Prime Lease is attached hereto as Exhibit "A".

      WHEREAS, the Building is subject to a Real Property Lease Agreement dated as of December 31, 1999 and a First Amendment to Real Property Lease Agreement by and between The Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the "IDB"), as lessor, AMB Property II, L.P. as lessee and IP as applicant (collectively the "IDB Lease"). A copy of the IDB Lease is attached hereto as Exhibit "B".

      WHEREAS, IP and Exult have entered into a Human Resources Services Agreement, Technical Services Agreement, and Systems Services Agreement, each dated as of October 18, 2001 pursuant to which Exult will provide certain human resources business process services to IP (each an "MSA COMPONENT AGREEMENT" and collectively, the "MSA").

      WHEREAS, in connection with the MSA, IP has required that Exult (i) lease from IP the portion of the Building through which IP has performed human resources related functions (the "EMPLOYEE SERVICE CENTER"), (ii) initially provide services under the MSA from the Employee Service Center, and (iii) maintain a business presence at the Employee Service Center for the duration of the MSA.

      WHEREAS, Exult desires to sublease the Employee Service Center and IP is willing to sublet the same on the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained to be performed by each of the parties, it is hereby agreed:
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1. DEFINITIONS

      Capitalized terms used herein but not otherwise defined have the meanings set forth below.

      "COMMENCEMENT DATE" means the initial Process Take-On Date, as defined in the MSA).

      "ENVIRONMENTAL LAW" shall include local, state and federal laws, judgments, ordinance, rules, regulations, codes and other governmental restrictions.

      "EXPIRATION DATE" means the earlier to occur of (i) the MSA Expiration Date or (ii) the Prime Lease Expiration Date.

      "HAZARDOUS MATERIAL(S)" means any chemical, substance or material or combination thereof, which (i) is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, toxic material, or contaminant under any Environmental Law, (ii) is a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) is hazardous to human health or safety or the environment due to its toxicity, corrosivity, flammability, explosivity, infectiousness, radioactivity, carcinogenicity or reproductive toxicity, or (iv) is regulated pursuant to any Environmental Law.

      "MSA EXPIRATION DATE" means the date of termination of all of Exult's obligations to provide Services under the MSA, including pursuant to any renewal term and any Termination Assistance Services as defined in the MSA.

      "PREMISES" means the portion of the Building and adjacent parking areas shown on Exhibit C, comprising approximately 63,000 square feet of the Building and parking on a first come first served basis.

      "PRIME LEASE EXPIRATION DATE" means the date of expiration of IP's right of occupancy under the Prime Lease.

      "TERM" of this Sublease means the period commencing on the Commencement Date and ending on the Expiration Date, subject to renewal, extension and early termination as set forth herein.

2. LEASE; EARLY USE OF PREMISES

      (a) Lease. For and in consideration of the covenants set forth herein, and subject to the conditions and upon the terms set forth herein, IP hereby leases to Exult, and Exult hereby takes and leases from IP, the Premises for the Term.

      (b) Early Use of Premises. From the date hereof until the Commencement Date, Exult will be provided with reasonable access to the Premises as necessary and


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appropriate to prepare for the commencement of its services under the MSA and its occupancy under this Sublease. Such access will be without rental payment by Exult but otherwise subject to the terms and conditions of this Sublease.

3. RENEWAL; EARLY TERMINATION.

      (a) Renewal. On or before the date which is 365 days prior to the termination date of the Prime Lease, IP shall notify Exult in writing whether IP will exercise its [***]* renewal option under Section 3.02 of the Prime Lease (the "OPTION"), or otherwise extend or renew the Prime Lease. Exercise by IP of the Option or other extension or renewal of the Prime Lease will have the effect of continuing the Term of this Sublease (if this Sublease is has not then been terminated) by extending the Prime Lease Expiration Date.

      (b) Early Termination by Exult. Exult may in its discretion terminate this Sublease before the Expiration Date as follows:

            (i) If IP gives Exult notice causing termination of the MSA for convenience or for change of control or for insolvency, then Exult may terminate this Sublease by giving IP at least 30 days' advance written notice.

            (ii) If Exult gives IP notice of Exult's intention to terminate any MSA Component Agreement for failure by IP to pay to Exult amounts owed under the MSA, then Exult may also give IP notice of Exult's intention to terminate this Sublease. If IP's payment default is cured before termination of the MSA Component Agreement, or if for some other reason Exult and IP agree to continue the MSA Component Agreement notwithstanding the payment default, then Exult's notice to terminate this Sublease will lapse and this Sublease will continue according to its terms; if the MSA Component Agreement terminates for IP's payment default then this Sublease will also terminate pursuant to Exult's notice.

            (iii) If IP notifies Exult of IP's intent to extend the MSA beyond its initial [***]* term, Exult may terminate this Sublease by giving IP at least 90 days' advance written notice. Notwithstanding, such early expiration pursuant to this paragraph shall not be effective until the expiration of the Primary Term (as such term is defined in the Prime Lease) of the Prime Lease.

Written notice of early termination by Exult may be given concurrently with, or at any time within 90 days after, Exult's receipt of notice under items (i) or
(iii), or Exult's delivery to IP of notice of termination of any MSA Component Agreement under item (ii). Written notice of termination of this Sublease will specify the date of termination hereof, which may not be earlier than the expiration of the requisite notice period set

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
forth in the applicable item above but may be up to 365 days after the date of the notice.

      (c) Early Termination by IP. IP may not terminate this Sublease before the Expiration Date except pursuant to the provisions of Article XVIII of the Prime Lease, as incorporated herein.

4. HOLDING OVER.

      (a) Upon any termination of this Sublease for any reason except for a breach by Exult, subject to Section 4(b), Exult shall be entitled to remain on the Premises for a period not to exceed 180 days following the date of such termination. In addition, in case of early termination of this Sublease by Exult under Section 3(b), in no event shall the holdover term, plus the period of time from the notice date to the termination date, exceed 365 days. Exult's tenancy during any such holdover period shall be pursuant to the terms and conditions of this Sublease, except that the rent for the holdover period shall be a daily amount calculated as the quotient obtained by dividing the annual rent in effect at the time of termination of this Sublease by 365, and shall be payable on the first day of each calendar month during the holdover term for the days in that calendar month constituting part of the holdover term.

      (b) (i) Notwithstanding Section 4(a), if Exult remains on the Premises after the Prime Lease Expiration Date and after IP vacates the Building in compliance with the Prime Lease, and if Exult has received Adequate Prime Lease Termination Notice (as defined below), then Exult will be responsible for all holdover costs under the Prime Lease, including Exult paying 150% of the rent for the entire 217,743 square feet of the Building, for the period after the Prime Lease Expiration Date and IP's vacating the Building in compliance with the Prime Lease.

            (ii) If Exult remains on the Premises after the Prime Lease Expiration Date and after IP vacates the Building in compliance with the Prime Lease, and if Exult has not received Adequate Prime Lease Termination Notice, then any costs of Exult's holding over in the Premises, including payment of 150% of the rent for the entire 217,743 square feet of the Building, for the Residual Notice Period (as defined below) will be borne by IP, provided that Exult will continue to meet its rent and other payment obligations under this Sublease during the Residual Notice Period. If this Section 4(b)(ii) applies but Exult holds over beyond the Residual Notice Period, then Exult will be responsible for all holdover costs under the Prime Lease, including Exult paying 150% of the rent for the entire 217,743 square feet of the Building, for the period after the Residual Notice Period in compliance with the Prime Lease.

            (iii) For purposes of this Section 4(b), (A) "Adequate Prime Lease Termination Notice" means that IP has informed Exult in writing at least 365 days before the Prime Lease Expiration Date; and (B) the "Residual Notice Period" means the number of days, if any, calculated as the difference between 365 and the number of days from the date IP informs Exult in writing of the Prime Lease Termination Date until


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the Prime Lease Termination Date has occurred and IP has vacated the Building in compliance with the Prime Lease.

      5. RELOCATION ASSISTANCE.

      (a) Extension of Term of Prime Lease. IP and Exult acknowledge that the base term of the Prime Lease is scheduled to end prior to [***]*. IP agrees to use commercially reasonable efforts to enter into an amendment of the Prime Lease such that the end of the base term of the Prime Lease ends on or after [***]* (the "Prime Lease Extension").

      (b) Payment on Expiration of Prime Lease. In the event that (i) IP fails to enter into a Prime Lease Extension, and (ii) IP elects not to exercise its renewal option under Section 3.02 of the Prime Lease, and as a result of the foregoing Exult is required to vacate the Premises prior to [***]*, IP shall reimburse Exult for its Relocation Costs (as defined below) up to a maximum of [***]*. For the avoidance of doubt, Exult agrees that no payment under this
Section 5(b) shall be payable in the event that a payment under Section 5(c) is payable.

      (c) Payment on Early Termination after Breach. In the event that Exult is required to vacate the Premises prior to [***]* as a result of an early termination of the Prime Lease arising out of a breach thereof by IP, then IP shall reimburse Exult for its Relocation Costs up to a maximum of the Relocation Reimbursement Cap (as defined below).

      (d) Certain Definitions. For purposes of this Section 5, the following terms shall have the following definitions.

      "Relocation Costs" means Exult's out of pocket expenses incurred in relocating its operations from the Premises to other facilities selected by Exult (the "New Location"), including without limitation the following:

      (i) any applicable brokerage fees and commissions incurred in locating and acquiring the New Location;

      (ii) any costs and fees for permits and applications required in connection with preparation or occupancy of the New Location;

      (iii) any costs of architects, planners, contractors, and materials incurred in building out the New Location to specifications and capabilities comparable to the Premises (provided that if Exult builds out the New Location to specifications and capabilities better than the Premises, then IP shall pay the portion of the cost thereof equal to what the cost would have been to build out the New Location to specifications

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                                       5
and capabilities comparable to the Premises and Exult shall pay any amounts in excess thereof);

      (iv) any costs of moving personal property of Exult to the New Location and installing same in the New Location; and

      (v) the excess, if any, by which the rental rate for the New Location exceeds the rent payable by Exult under this Sublease, for the period from termination of this Sublease until the MSA Expiration Date, provided that if the rental rate for the New Location exceeds what the rental rate would be at that time for the Premises, then IP will not be responsible for any portion of such excess.

      "Relocation Reimbursement Cap" means [***]* as of the date hereof, increased by [***]* as of January 1 of each year beginning January 1, 2003.

6. RENT

      (a) Fixed Rent. Exult covenants and agrees to pay to IP at the office of IP or at such other place as IP may designate, fixed annual base rent of [***]* (based upon the Premises being 63,000 square feet and [***]* per square foot) payable in monthly installments of [***]*, in advance commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term [***]* when the annual base rent shall be adjusted to [***]* (based upon the Premises being 63,000 square feet and [***]* per square foot) payable in monthly installments of [***]*. If IP exercises the Option then for the duration of the First Extended Term (as defined in Section 3.02 of the Prime Lease) or until earlier termination of this Sublease, the annual base rent shall be the product of 63,000 and the square foot rate IP shall pay Landlord for the First Extended Term. All annual base rent shall be payable without notice or demand. Payment for partial months during the Term shall be prorated on daily basis, based on a thirty (30)-day month. Notwithstanding the foregoing, in the event that IP negotiates a rent reduction with Landlord, the rent pursuant to this paragraph shall be the product of 63,000 and the dollar per square foot rate IP shall pay Landlord pursuant to Article IV of the Prime Lease and any amendment thereto.

      (b) Additional Rent

            (i) Exult shall pay to IP at the office at IP or at such other place as IP shall designate, additional rent as follows: Exult's proportionate share of Operating Costs specified in Sections 5.01, 5.02,6.01, 6.03, and
      7.03 of the Prime Lease and its proportionate share of Utilities specified in Article XI of the Prime Lease. For purposes of this Sublease, Exult's proportionate share shall be 28.93% (63,000 sf/217,743 sf). However, Exult will not be required to make payment to IP in respect of any utilities or maintenance or operating costs that are separately metered or billed to and paid by Exult and subject to Landlord's approval, Exult

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
      may cause the Premises to be metered separately for any utilities, and thereafter pay only its separately metered utility charges and not any utility charges for portions of the Building other than the Premises.

            (ii) In the event IP shall be charged for any other Landlord services that may be imposed pursuant to the Prime Lease as a result of any act or omission of Exult, Exult covenants and agrees to pay all such amounts to IP as additional rent.

            (iii) It is intended that the sums payable pursuant to this Paragraph 6(b) ("ADDITIONAL RENT") shall be paid at the times and according to the terms that IP is obligated to make payments under Sections 6.01 and 6.03 of the Prime Lease. Accordingly, IP shall promptly furnish Exult with copies of all statements received from Landlord in connection with any such charges and all other supporting documentation reasonably requested by Exult, and IP shall invoice Exult for Additional Rent contemporaneously therewith. As to Section 7.03, such sums are to be paid upon Exult's receipt of an invoice from IP. Exult shall pay Additional Rent within thirty (30) days following Exult's receipt of an invoice from IP setting forth the amounts then hereunder.

      (c) Payment. Exult shall pay the rent and Additional Rent to IP at such address and to the attention of such person as IP may specify from time to time.

      7. CONDITION OF PREMISES; REPRESENTATIONS AND WARRANTIES

      (a) Inspection Report. Exult represents that it has made a thorough examination and inspection of the Premises and is familiar with the condition thereof. A copy of Exult's inspection report is attached as Exhibit D ("INSPECTION REPORT") and has been reviewed and approved by IP. Notwithstanding anything to the contrary in this Sublease, the Prime Lease, or the IDB Lease, at the termination or expiration of this Sublease, Exult shall deliver the Premises in the same condition as shown in the Inspection Report, ordinary wear and tear and casualty or condemnation loss excepted. Exult agrees that it enters into this Sublease without any representations, warranties or statements by IP, its agents, representatives, employees, servants, brokers or any other person as to the present or future condition of the Premises, or the use that may be made of the Premises or any improvements thereon or the Building, except as expressly set forth in this Sublease.

      (b) Premises As Is. It is further agreed that Exult shall accept the Premises "as is" in their condition on the Commencement Date, and IP shall have no obligation to improve or alter the Premises for Exult's use. Except as expressly set forth in this Sublease, IP shall have no liability by reason of the condition of the Premises, including but not limited to any defect or any limitation on its use.

      (c) Certain Agreements of IP.


                                       7
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            (i) IP represents to Exult that as of the date hereof, the Prime
      Lease is in full force and effect and has not been amended, modified, terminated or otherwise altered;

            (ii) IP represents to Exult that the termination date of the Prime Lease is [***]*;

            (iii) IP represents to Exult that IP is not aware of, and has received no notice of, the occurrence of any default, event of default or event that with the giving of notice, the passage of time or both would constitute an event of default, under the Prime Lease on the part of the Landlord or IP;

            (iv) IP represents to Exult that all necessary approvals and consents have been obtained by IP for the consummation of the transactions contemplated by this Sublease;

            (v) IP shall not take any action to amend, modify or otherwise alter the terms and provisions of the IDB Lease without the prior written consent of Exult, which shall not be unreasonably withheld, if the same would have any material effect on the Premises or on Exult's rights or obligations under this Sublease;

            (vi) IP shall not take any action to amend, modify or otherwise alter the terms and provisions of the Prime Lease which would materially affect Exult's occupancy of the Premises or increase Exult's rent or Additional Rent without the prior written consent of Exult, which consent shall not be unreasonably withheld.

            (vii) IP shall neither do nor permit anything to be done that would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord under the Prime Lease;

            (viii) IP has not previously used, stored, generated or disposed of, and shall not in the future use, store, generate or dispose of, any Hazardous Materials in, on, under, or about the Premises or Building. IP has not violated and shall not at any time in the future violate any Environmental Law in connection with its occupancy under the Prime Lease; and

            (ix) IP has obtained Landlord's consent to sublease the Premises to Exult.

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                                       8

8. APPLICABLE ARTICLES OF PRIME LEASE

      (a) Prime Lease. (i) Except for the Excluded Terms and Modified Terms (defined below) and except as otherwise provided in this Sublease, Exult and IP hereby assume and agree to perform, observe and comply with all of the terms and conditions of the Prime Lease, and the terms of the Prime Lease are incorporated by reference herein, as if IP were the "Landlord" thereunder and Exult were the "Tenant" thereunder and the "Premises" as referenced in the Prime Lease were the Premises as defined in this Sublease. To the extent the terms of the Prime Lease as applicable to this Sublease as provided in the preceding sentence are inconsistent with the express terms of this Sublease, this Sublease shall govern. Rights and obligations under the Prime Lease that are applicable both to Exult's tenancy of the Premises hereunder and IP's tenancy of the remainder of the premises under the Prime Lease will be shared 28.93% by Exult and 71.07% by IP, consistent with their respective proportionate shares of the Premises under the Prime Lease. Exult and IP shall cooperate in pursuing rights and remedies of Tenant under the Prime Lease, insofar as such rights and remedies affect or relate to the Premises or this Sublease. IP shall provide notice to Exult of all actions, assertions of rights, and pursuit of remedies by IP under the Prime Lease, and shall provide to Exult copies of all communications with Landlord under the Prime Lease to the extent that such actions, rights, remedies and communications affect or relate to the Premises or this Sublease.

(b) Excluded Terms,

      Notwithstanding the foregoing, the following provisions of the Prime Lease (collectively, the "EXCLUDED TERMS") shall not be incorporated by reference in this Sublease: Articles II (Construction), III (Term), IV (Base Rent), XII (Assignment and Subletting), 13.06 (Waiver of Subrogation), XIV (Damage or Destruction), XV (Condemnation), XVII (Holding Over), XIX (Landlord's Default), XXIII (Notices) 24.10 (Brokerage), 24.11 (Landlord Limited Liability), and XXV (Special Provision) (except for Article 25.02 which shall be applicable).

(c) Modified Terms.

      The following sections of the Lease shall be incorporated by reference as modified in the manner set forth below (collectively, the "MODIFIED TERMS"):

            (i) With respect to Articles 9.01 and 9.02 (Alterations and Signage) Exult shall obtain Landlord's and IP's prior written consent.

            (ii) With respect to Article VIII (Landlord's Obligations) "Landlord" as used therein shall mean Landlord.

            (iii) With respect to Article X (Inspection) "Landlord" as used therein shall mean Landlord and IP.

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                                       9
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            (iv) With respect to Articles 13.01 (Casualty Insurance), 13.02
      (Loss of Rent Insurance) and 13.03 (Landlord's Liability Insurance) "Landlord" as used therein shall mean Landlord and not IP.

            (v) With respect to Article 13.04 (Tenant's Liability Insurance) "Landlord" as used therein shall mean Landlord and IP.

            (vi) With respect to Article 16.01 (Liability) "Landlord" as used therein shall mean Landlord and IP.

      (d) Right of Entry. In any case where the Landlord reserves the right to enter the Premises, said right shall inure to the benefit of the Landlord as well as to IP.

      (e) Limits on IP Obligations. Except as set forth in this Sublease, IP shall not be obligated to perform, and shall not be liable for the performance or default by Landlord of, any of the obligations of Landlord under the Prime Lease. Except for those instances in which the Sublease provides that IP shall have the obligations of the Landlord or IP has received services or is entitled to rights or remedies from Landlord but has not passed them through to Exult, or IP has failed in good faith to pursue such services, rights and remedies to the extent of its entitlement thereto under the Prime Lease, or as otherwise set forth in this Sublease, (i) Exult shall have no claim against IP by reason of any default upon the part of Landlord; (ii) IP shall have no obligation at any time to render any services to Exult or to the Premises of any nature whatsoever, or to expend any money for the Premises, including but not limited to, preservation, reconstruction or repair of the Premises; (iii) Exult agrees to look solely to Landlord for the performance of any obligations by Landlord or the furnishing of any services to which IP may be entitled under the Prime Lease; (iv) if Landlord fails to perform an obligation or provide a service which Landlord is required by the Prime Lease to perform or provide, then except for those instances in which the Sublease provides that IP shall have the obligations of the Landlord, IP's sole obligation is to cooperate with Exult, and to use reasonable efforts, without, however, incurring any liabilities or out-of-pocket expenses in excess of amounts that IP would otherwise incur or expend on its own behalf under the Prime Lease, by taking whatever action Exult shall reasonably request, to enforce for the benefit of Exult the obligations of Landlord to IP under the Prime Lease insofar as they relate to the Premises. By virtue of this subsection, in connection with the incorporation by reference of the Prime Lease the term "Landlord shall", "Landlord will", "Landlord agrees" or similar language shall be deemed, for the purposes of this Sublease, except for those instances in which the Sublease provides that IP shall have the obligations of the Landlord, to mean "IP shall use reasonable efforts, without, however, incurring any material liabilities or out-of-pocket expenses in excess of amounts IP would have expended on its own behalf under the Prime Lease, to cause Landlord" whenever such a modification is required so that an incorporated provision reflects the agreement of the parties hereto as expressed in this paragraph.

      Notwithstanding any of the foregoing, in the event Landlord fails to perform any of its maintenance repair obligations pursuant to Article 8.01 of the Prime Lease, IP

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                                       10
shall complete such maintenance or repairs pursuant to the terms of that Article.

      (f) Reimbursement of IP. All reasonable out-of-pocket expenses of IP taking actions requested by Exult to obtain the performance of Landlord's obligations for the benefit of Exult that are in excess of amounts IP would have expended on its own behalf under the Prime Lease shall be reimbursed by Exult within thirty (30) days from written demand by IP.

      (g) Exult Compliance with Prime Lease. With respect to its occupancy of the Premises under this Sublease, Exult agrees not to do or suffer or permit anything to be done which would (i) violate any term or condition of the Prime Lease; (ii) cause the Prime Lease to be terminated or forfeited; (iii) violate any certificate of occupancy affecting the Premises or the building in which the Premises are located; (iv) increase the insurance premiums or result in the cancellation of insurance covering the Premises; or (v) violate any laws, statutes, ordinances, rules, orders or regulations. However, Exult's obligations under this provision do not extend to the Excluded Provisions and Exult shall have no obligation or liability under this Sublease or otherwise for any act or omission of IP, its employees, agents, independent contractors, successors or assigns.

      (h) Alterations. Any alterations (as defined in Article 9.01 of the Prime Lease) desired to be made by Exult, are subject to the terms of Article 9.01 of the Prime Lease. Exult shall also obtain IP's prior written consent to the making of any alterations, changes or additions, notwithstanding the cost thereof. IP agrees, subject to the Prime Lease, to consider such request concurrently with the Landlord, provided Exult makes concurrent requests for such consent to Landlord and to IP. Exult shall, provided Landlord cooperates with Exult, contact Landlord directly for the Landlord's consent, if required. In securing IP's consent to such alterations, changes or additions, Exult shall only be required to submit to IP those plans, specifications and information also submitted to Landlord to secure its consent. Nothing contained herein shall relieve Exult from the obligation to obtain Landlord's consent with respect to any such alterations, changes or additions as provided in the Lease.

      Notwithstanding anything to the contrary in the preceding paragraph, it is Exult's intention to use the Premises as a multi-client facility, and IP recognizes that converting the Premises to multi-client use will require certain modifications to the Premises. Any modifications to the Premises proposed by Exult must comply with the Prime Lease and all applicable laws and regulations and conform to applicable requirements imposed by regulatory authorities. Further, in designing and implementing the modifications, Exult must consult with IP and Landlord, and the design and implementation of the modifications will be subject to the approval of IP. Subject to Exult's compliance with the preceding two sentences, IP will not unreasonably withhold its consent to such modifications.

      (i) Cure of Exult Default by IP. If Exult shall default in the performance of any of its obligations under this Sublease, other than its obligation to pay rent to IP, IP, without


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
being under any obligation to do so and without thereby waiving such default, shall have the right, upon reasonable notice (except in an emergency or where delay could result in a default under the Prime Lease), to cure such default for the account and at the expense of Exult without prior notice in the case of emergency and, in all other cases, upon five (5) business days' written notice by IP to Exult. IP shall have the right to enter the Premises upon reasonable advance notice to Exult at such times and to the extent as may be reasonably necessary to exercise its right to cure Exult's defaults as provided above.

      (j) Notices Related to the Premises. Exult shall promptly furnish IP with copies of all notices relating to the Premises which Exult shall receive from Landlord, and IP shall promptly furnish Exult with copies of all notices relating to the Premises which IP receives from Landlord.

      (k) IP Consents. Exult agrees that in each instance where a provision of the Prime Lease (as incorporated by reference herein) requires the consent or approval of Landlord, whether prior to Exult taking any action or otherwise, it shall be a condition precedent to the taking of such action or otherwise that the prior written consent or approval of both Landlord and IP shall have been obtained. Exult agrees that IP shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required, other than (i) the transmission by IP to Landlord of Exult's request for such consent or approval and (ii) IP's cooperation with Exult to obtain such approval or consent provided that such cooperation does not require IP to incur any out-of-pocket expense or to make any material performance or undertaking. IP shall not be required to give any consent or approval provided for hereunder because Landlord has given consent or approval with respect to the same matter. Any consent or approval required to be given by IP under this Sublease shall not be unreasonably withheld, conditioned or delayed.

9. IDB LEASE OBLIGATIONS

      (a) IP Obligations. Subject to Exult's obligations under Section 9(b), (i) IP will be responsible for ascertaining and meeting the requirements of the Pilot program referenced in the IDB Lease; (ii) IP will fulfill its obligations as "Applicant" under the PILOT Program and as a tenant under the IDB Lease and the Application referenced therein; and (iii) IP will reimburse to Exult all costs incurred by Exult as a result of IP's breach of its obligations under this
Section 9(a).

      (b) Exult Obligations. In support of IP's employment commitments under the Pilot program referenced in the IDB Lease, Exult will comply with its commitments under the MSA regarding employment in connection with the Premises. IP shall inform Exult of all other requirements under the IDB Lease that may be applicable to Exult pursuant to this Section 9(b). If and to the extent that requirements imposed upon IP specifically pursuant to the IDB Lease relate specifically to the Premises, and IP has notified Exult thereof in writing, Exult will comply with such requirements at Exult's expense. In addition, (i) Exult will use reasonable efforts to assist IP in complying with


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
requirements under the IDB Lease referenced in the IDB Lease that do not relate specifically to the Premises; and (ii) Exult will not take any action that Exult would otherwise be entitled to take but that IP has notified Exult would cause IP to be in breach of its obligations under the IDB Lease or the Pilot program; provided, however, that IP will reimburse Exult for any loss or diminution of Exult's rights or quiet enjoyment, or additional costs or damages incurred by Exult under this Sublease as a result of Exult's compliance with this sentence, so long as Exult is not in default of any obligations under this Sublease. Exult will have the rights described in Section 3.6(e) of the IDB Lease applicable to sub-sublessees, subject to the obligations and limitations set forth in such
Section 3.6(e), and will have the benefit of all cure periods available under the IDB Lease that are applicable to obligations that Exult is required under this Section 9(b) to undertake.

10. ADDITIONAL PROVISIONS

      (a) Use. The Premises may be used only to perform the kinds of services contemplated by the MSA and related tasks and processes. Exult may expand the scope of operations of the Premises beyond that in existence as of the date hereof in the Employee Service Center, including without limitation to serve clients other than IP from the Premises provided that the use of the Premises shall be in compliance with the Prime Lease.

      (b) Exult Indemnity. Exult agrees to indemnify and hold IP, its agents, employees and officers, and their successors and assigns, harmless from and against all actions, claims, demands, judgments, damages, liabilities, costs and expenses whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any violation caused or permitted by Exult, its contractors, customers, agents, servants, employees or invitees, of any of the terms, covenants or conditions of this Sublease or the Prime Lease to the extent incorporated by this Sublease or the IDB Lease, or arising out of or incurred, upon the execution of this Sublease on account of any acts or omissions of Exult, its agents, contractors, customers, servants, employees or invitees occurring in, on or about the Premises. In case any action or proceeding is brought against IP by reason of any of the above, IP shall give written notice thereof to Exult, and Exult shall resist or defend such action by counsel reasonably satisfactory to IP at the sole cost and expense of Exult. IP shall cooperate in Exult's defense, at Exult's sole cost and expense. If Exult fails to resist or defend the same, IP may do so or may, after notice to Exult, compromise the same, and, in such event, Exult shall pay IP as additional rent hereunder all payments made by and expenses and reasonable attorneys' fees and disbursements of IP. The obligations of Exult pursuant to this paragraph 10(b) shall survive the expiration or other termination of this Sublease.

      (c) IP Indemnity. IP agrees to indemnify and hold Exult, its agents, employees and officers, and their successors and assigns, harmless from and against all actions, claims, demands, judgments, damages, liabilities, costs and expenses whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any violation caused or permitted by IP, its contractors, customers, agents, servants, employees or invitees, of any of the terms, covenants or conditions of this Sublease or the Prime Lease or the IDB Lease, or arising out of or incurred, from and after the Commencement Date of this Sublease on account of any acts or omissions of IP, its agents, contractors, customers, servants, employees or invitees occurring in, on or about the Premises or Building. In case any action or proceeding is brought against Exult by reason of any of the above, Exult shall give written notice thereof to IP, and IP shall resist or defend such action by counsel reasonably satisfactory to Exult at the sole cost and expense of IP. Exult shall cooperate in IP's defense, at IP's sole cost and expense. If IP fails to resist or defend the same, Exult may do so or may, after notice to IP, compromise the same, and, in such event, IP shall pay or reimburse to Exult promptly after Exult's demand therefor all payments made by and expenses and reasonable attorneys' fees and disbursements of Exult. The obligations of IP pursuant to this paragraph 10(b) shall survive the expiration or other termination of this Sublease.

      (d) Removal of Certain Equipment. Subject to the terms of the MSA, when Exult vacates the Premises, it shall remove and take with it all specialized equipment installed or purchased by Exult in connection with its use of the Premises, including without limitation computer room installations and related HVAC systems, telephone and computer equipment, and cabling, regardless of whether such equipment constitutes fixtures, provided that Exult repairs any damages caused by removal.

      (e) Default by IP. If any default by IP under this Sublease continues for more than thirty (30) days after Exult delivers written notice of such default to IP, then Exult may (i) terminate this Sublease, (ii) avail itself of any other rights or remedies available to it under this Sublease, at law or in equity, and/or (iii) recover all of its costs (including without limitation reasonable attorneys fees) incurred in enforcing this Sublease or its rights hereunder from IP.

      Notwithstanding the foregoing, IP shall not be in default under this Sublease if the nature of its obligation is such that more than thirty (30) days are reasonably required for its performance and IP commences its performance within such thirty (30) day period and thereafter diligently pursues same to completion.

11. QUIET ENJOYMENT

      IP covenants that Exult, on paying the rent and performing all the terms, covenants and conditions of this Sublease, may peacefully and quietly have, hold and enjoy the Premises for the Term, but subject to the exceptions, reservations and conditions hereof. All entrances, exits, approaches and means of entrance and approach, and all access to light and air now enjoyed by the Premises, shall be and remain intact and uninterrupted by any act of IP during the term of this Sublease.

12. WAIVER OF SUBROGATION

      Each party agrees to use its reasonable efforts to include in each of their insurance policies a waiver of the insurer's right of subrogation against the other party. If such waiver shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy.

13. BROKERAGE

      IP and Exult each represents that they have dealt with no real estate broker in connection with this transaction. Each party hereto agrees to indemnify and save the other harmless against any claims, losses or damages resulting from any breach of its representations hereunder.

14. SUBORDINATION

      Exult acknowledges that this Sublease is subject and subordinate to the Prime Lease and, to the extent that the Prime Lease is also subject and subordinate to the below-described instruments, this Sublease shall be subject and subordinate to all ground and underlying leases and all mortgages which might now or hereafter affect the Prime Lease, the leasehold estate thereby created or the real property of which the Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

15. ASSIGNMENT AND SUBLEASING

      Exult shall have no right to assign this Sublease or sublet all or any portion of the Premises, or permit the same to be used by any person or entity other than Exult, without the prior written consent of IP, except that with notice to IP but without IP's approval Exult may assign its rights and obligations under this Sublease to an entity controlling, controlled by or under common control with Exult which expressly assumes Exult's obligations hereunder, provided that Exult guarantees such entity's full performance of such entity's obligations pursuant to this Sublease, and subject to any Landlord approval required under the Prime Lease. Exult may upon notice to IP assign its rights and obligations under this Sublease in connection with a Change in Control, as defined in the MSA. This Sublease shall be binding upon, and inure to the benefit of, the successors and assigns (to the extent permitted) of IP and Exult.

16. INSURANCE

      Exult shall, at its sole cost and expense, obtain and keep in effect during the term of this Sublease the insurance required under Article 13.04 of the Prime Lease and shall name Landlord and IP as additional insureds, provided that such Insurance need only apply to the Premises under this Sublease and Exult's use thereof. Prior to the commencement of the term of this Sublease, Exult shall provide to IP certificates evidencing such insurance and including an undertaking by the carrier not to cancel the insurance or reduce the coverage limits changed without first giving thirty (30) days prior written notice to IP. No such cancellation, modification or change shall affect Exult's obligation to maintain the insurance coverage required by this Sublease. Exult shall be responsible for payment of any and all deductibles from insured claims under its policies. The coverage afforded under any insurance policy obtained by Exult pursuant to this Sublease shall be primary coverage regardless of whether or not Landlord and IP have any similar coverage. Exult shall not proceed under this Sublease until evidence of such insurance has been delivered to Landlord and IP. During the performance of this Sublease, Exult shall provide, IP, within thirty (30) days after each renewal, with evidence of renewal of such insurance. Exult may not self-insure any of the insurance coverage required by this Sublease without prior written consent of IP. The maintenance of such insurance shall not in any way limit the liability of Exult to Landlord and IP under the Sublease.

17. NOTICES

      All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Sublease shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail, return receipt requested, with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, directed to the other party at the address set forth below, or to such other address as the party may indicate by written notice to the other party. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax, on the day on which such fax or email was sent, if receipt is confirmed and provided that a copy if also sent by one of the other permitted means of giving notice.

If to IP:                  International Paper Company
                           6400 Poplar Avenue
                           Memphis, TN 38197
                           [***]*

With a copy to:            International Paper Company
                           3 Paragon Drive
                           Montvale, NJ 07645
                           [***]*

----------
* Confidential information has been omitted.

If to Exult:               Exult, Inc.
                           4 Park Plaza, Suite 1000
                           Irvine, CA 92614
                           [***]*

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

18. INTEGRATION

      This Sublease contains all of the terms and conditions regarding the sublease of the Premises, and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

19. MEMORANDUM OF SUBLEASE

      Neither IP nor Exult shall execute or record a memorandum of this Sublease without the consent of IP and Landlord.

      IN WITNESS WHEREOF, IP and Exult have hereunto set their hands on said day and year first above written.

                                          INTERNATIONAL PAPER COMPANY
Witness:


__________________________                By:____________________________

                                          EXULT, INC.
Witness:

__________________________                By:____________________________
                                          Name: _________________________
                                          Title: ________________________

                                   EXHIBIT "A"

                                   PRIME LEASE

                                   EXHIBIT "B"

                                    IDB LEASE

                                   EXHIBIT "C"

                              PLAN OF THE PREMISES

                                   EXHIBIT "D"

                                INSPECTION REPORT


                                       21